                                                                     EXHIBIT T3C

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                                    INDENTURE

                          DATED AS OF FEBRUARY __, 2003

                                      AMONG

                         POLYMER GROUP, INC., AS ISSUER,

                           THE GUARANTORS NAMED HEREIN

                                       AND

                      WILMINGTON TRUST COMPANY, AS TRUSTEE

                                   ----------

                                   $50,000,000

                   10% CONVERTIBLE SUBORDINATED NOTES DUE 2006

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                                TABLE OF CONTENTS

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
                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.   Definitions......................................................1
SECTION 1.02.   Incorporation by Reference of Trust Indenture Act...............21
SECTION 1.03.   Rules of Construction...........................................22

                                   ARTICLE TWO
                                    THE NOTES
SECTION 2.01.   Form and Dating.................................................22
SECTION 2.02.   Execution and Authentication....................................23
SECTION 2.03.   Registrar and Paying Agent......................................23
SECTION 2.04.   Paying Agent To Hold Assets in Trust............................24
SECTION 2.05.   Holder Lists....................................................24
SECTION 2.06.   Transfer and Exchange...........................................24
SECTION 2.07.   Replacement Notes...............................................25
SECTION 2.08.   Outstanding Notes...............................................26
SECTION 2.09.   Treasury Notes..................................................26
SECTION 2.10.   Temporary Notes.................................................26
SECTION 2.11.   Cancellation....................................................26
SECTION 2.12.   Defaulted Interest..............................................27
SECTION 2.13.   CUSIP Number....................................................27
SECTION 2.14.   Deposit of Moneys...............................................27
SECTION 2.15.   Book-Entry Provisions for Global Notes..........................28

                                  ARTICLE THREE
                                   REDEMPTION
SECTION 3.01.   Notices to Trustee..............................................29
SECTION 3.02.   Selection of Notes To Be Redeemed...............................29
SECTION 3.03.   Notice of Redemption............................................29
SECTION 3.04.   Effect of Notice of Redemption..................................30
SECTION 3.05.   Deposit of Redemption Price.....................................30
SECTION 3.06.   Notes Redeemed in Part..........................................31

                                  ARTICLE FOUR
                                    COVENANTS
SECTION 4.01.   Payment of Notes................................................31
SECTION 4.02.   Maintenance of Office or Agency.................................31
SECTION 4.03.   Transactions with Affiliates....................................31
SECTION 4.04.   Limitation on Indebtedness......................................32
SECTION 4.05.   Disposition of Proceeds of Asset Sales..........................34
SECTION 4.06.   Limitation on Restricted Payments...............................36
SECTION 4.07.   Corporate Existence.............................................38
SECTION 4.08.   Notice of Defaults..............................................38
SECTION 4.09.   Compliance Certificate..........................................38
SECTION 4.10.   Designation of Unrestricted Subsidiaries........................39
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
SECTION 4.11.   Limitation on Liens.............................................40

                                  ARTICLE FIVE
                         MERGERS; SUCCESSOR CORPORATION
SECTION 5.01.   Mergers, Sale of Assets, etc....................................40
SECTION 5.02.   Successor Corporation Substituted...............................41

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES
SECTION 6.01.   Events of Default...............................................42
SECTION 6.02.   Acceleration....................................................43
SECTION 6.03.   Other Remedies..................................................43
SECTION 6.04.   Waiver of Past Default..........................................44
SECTION 6.05.   Control by Majority.............................................44
SECTION 6.06.   Limitation on Suits.............................................44
SECTION 6.07.   Rights of Holders To Receive Payment............................45
SECTION 6.08.   Collection Suit By Trustee......................................45
SECTION 6.09.   Trustee May File Proofs of Claim................................45
SECTION 6.10.   Priorities......................................................46
SECTION 6.11.   Undertaking for Costs...........................................46

                                  ARTICLE SEVEN
                                     TRUSTEE
SECTION 7.01.   Duties of Trustee...............................................46
SECTION 7.02.   Rights of Trustee...............................................47
SECTION 7.03.   Individual Rights of Trustee....................................49
SECTION 7.04.   Trustee's Disclaimer............................................49
SECTION 7.05.   Notice of Defaults..............................................49
SECTION 7.06.   Reports by Trustee to Holders...................................49
SECTION 7.07.   Compensation and Indemnity......................................49
SECTION 7.08.   Replacement of Trustee..........................................51
SECTION 7.09.   Successor Trustee by Merger, etc................................51
SECTION 7.10.   Eligibility; Disqualification...................................52
SECTION 7.11.   Preferential Collection of Claims Against Company...............52

                                  ARTICLE EIGHT
                             SUBORDINATION OF NOTES
SECTION 8.01.   Notes Subordinated to Senior Indebtedness.......................52
SECTION 8.02.   No Payment on Notes in Certain Circumstances....................52
SECTION 8.03.   Payment Over of Proceeds upon Dissolution, etc..................53
SECTION 8.04.   Subrogation.....................................................55
SECTION 8.05.   Obligations of Company Unconditional............................55
SECTION 8.06.   Notice to Trustee...............................................56
SECTION 8.07.   Reliance on Judicial Order or Certificate of Liquidating Agent..56
SECTION 8.08.   Trustee's Relation to Senior Indebtedness.......................57
SECTION 8.09.   Subordination Rights Not Impaired by Acts or Omissions of the
                Company or Holders of Senior Indebtedness.......................57
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
SECTION 8.10.   Holders Authorize Trustee To Effectuate Subordination of Notes..57
SECTION 8.11.   This Article Not To Prevent Events of Default...................57
SECTION 8.12.   Trustee's Compensation Not Prejudiced...........................58
SECTION 8.13.   No Waiver of Subordination Provisions...........................58
SECTION 8.14.   Subordination Provisions Not Applicable to Money Held in Trust
                for Holders; Payments May Be Paid Prior to Dissolution..........58
SECTION 8.15.   Acceleration of Notes...........................................58

                                  ARTICLE NINE
                             DISCHARGE OF INDENTURE
SECTION 9.01.   Termination of Company's Obligations............................59
SECTION 9.02.   Application of Trust Money......................................60
SECTION 9.03.   Repayment to Company............................................60
SECTION 9.04.   Reinstatement...................................................61

                                   ARTICLE TEN
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 10.01.  Without Consent of Holders......................................61
SECTION 10.02.  With Consent of Holders.........................................62
SECTION 10.03.  Compliance with Trust Indenture Act.............................63
SECTION 10.04.  Record Date for Consents and Effect of Consents.................63
SECTION 10.05.  Notation on or Exchange of Notes................................64
SECTION 10.06.  Trustee To Sign Amendments, etc.................................64

                                 ARTICLE ELEVEN
                                    GUARANTEE
SECTION 11.01.  Unconditional Guarantee.........................................64
SECTION 11.02.  Severability....................................................65
SECTION 11.03.  Release of a Guarantor..........................................65
SECTION 11.04.  Limitation of Guarantor's Liability.............................65
SECTION 11.05.  Contribution....................................................66
SECTION 11.06.  Execution of Note Guarantee.....................................66
SECTION 11.07.  Subordination of Subrogation and Other Rights...................66

                                 ARTICLE TWELVE
                           SUBORDINATION OF GUARANTEE
SECTION 12.01.  Guarantee Obligations Subordinated to Guarantor Senior
                Indebtedness....................................................67
SECTION 12.02.  No Payment on Guarantees in Certain Circumstances...............67
SECTION 12.03.  Payment Over Proceeds upon Dissolution, etc.....................68
SECTION 12.04.  Subrogation.....................................................69
SECTION 12.05.  Obligations of Guarantors Unconditional.........................70
SECTION 12.06.  Notice to Trustee...............................................70
SECTION 12.07.  Reliance on Judicial Order or Certificate of Liquidating Agent..71
SECTION 12.08.  Trustee's Relation to Guarantor Senior Indebtedness.............71
SECTION 12.09.  Subordination Rights Not Impaired by Acts or Omissions of the
                Guarantors or Holders of Guarantor Senior Indebtedness..........72
SECTION 12.10.  Holders Authorize Trustee To Effectuate Subordination of
                Guarantee.......................................................72
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
SECTION 12.11.  This Article Not To Prevent Events of Default...................72
SECTION 12.12.  Trustee's Compensation Not Prejudiced...........................72
SECTION 12.13.  No Waiver of Guarantee Subordination Provisions.................72
SECTION 12.14.  Payments May Be Paid Prior to Dissolution.......................73

                                ARTICLE THIRTEEN
                                   CONVERSION
SECTION 13.01.  Conversion Privilege............................................73
SECTION 13.02.  Conversion Procedure............................................74
SECTION 13.03.  Fractional Shares...............................................75
SECTION 13.04.  Taxes on Conversion.............................................75
SECTION 13.05.  Company to Provide Stock........................................76
SECTION 13.06.  Adjustment for Change in Capital Stock..........................76
SECTION 13.07.  Adjustment for Rights Issue.....................................77
SECTION 13.08.  Adjustment for Other Distributions..............................78
SECTION 13.09.  When Adjustment May Be Deferred.................................80
SECTION 13.10.  When No Adjustment Required.....................................80
SECTION 13.11.  Notice of Adjustment............................................80
SECTION 13.12.  Voluntary Increase..............................................81
SECTION 13.13.  Notice of Certain Transactions..................................81
SECTION 13.14.  Reorganization of Company; Special Distributions................81
SECTION 13.15.  Company Determination Final.....................................82
SECTION 13.16.  Trustee's Adjustment Disclaimer.................................82
SECTION 13.17.  Simultaneous Adjustments........................................82
SECTION 13.18.  Successive Adjustments..........................................82
SECTION 13.19.  Rights Issued in Respect of Common Stock
                Issued Upon Conversion..........................................82

                                ARTICLE FOURTEEN
                                  MISCELLANEOUS
SECTION 14.01.  Trust Indenture Act Controls....................................83
SECTION 14.02.  Notices.........................................................83
SECTION 14.03.  Communications by Holders with Other Holders....................84
SECTION 14.04.  Certificate and Opinion as to Conditions Precedent..............84
SECTION 14.05.  Statements Required in Certificate..............................85
SECTION 14.06.  Rules by Trustee, Paying Agent, Registrar.......................85
SECTION 14.07.  Governing Law...................................................85
SECTION 14.08.  No Recourse Against Others......................................85
SECTION 14.09.  Successors......................................................86
SECTION 14.10.  Counterpart Originals...........................................86
SECTION 14.11.  Severability....................................................86
SECTION 14.12.  No Adverse Interpretation of Other Agreements...................86
SECTION 14.13.  Legal Holidays..................................................86

 SIGNATURES..................................................................S-1
 EXHIBIT A      Form of Note.................................................A-1
 EXHIBIT B      Form of Legend for Global Notes..............................B-1
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                                     - iv -
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NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                      - v -
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          INDENTURE dated as of February___, 2003, among POLYMER GROUP, INC., a
Delaware corporation (the "COMPANY"), the GUARANTORS named herein and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (hereinafter the "TRUSTEE").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

          "ACQUIRED PERSON" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

          "ACQUISITION" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "AFFILIATE TRANSACTION" has the meaning provided in SECTION 4.03.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "ASSET SALE" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any

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Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with SECTION 5.01 and the creation of any Lien not prohibited by SECTION 4.11; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with SECTION 4.06; (d) any transfers of properties and assets between Wholly Owned Restricted Subsidiaries; (e) any transaction pursuant to which the Company or any Restricted Subsidiary transfers property to a Person and the Company or such Restricted Subsidiary leases such property from such Person; PROVIDED, HOWEVER, that such transaction complies with SECTION 4.04; (f) sales of Investments (i) that were originally made pursuant to clauses (a), (b), (c) or (d) of the definition of "Permitted Investments" or (ii) to the extent that such Investments were treated as Restricted Payments; and (g) any Qualified Securitization Transaction. In addition, solely for purposes of SECTION 4.05, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $25.0 million in any fiscal year shall be deemed not to be an Asset Sale.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or any Guarantor, as the case may be, or any authorized committee of such Board of Directors.

          "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions are not required to be open in New York, New York.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be properly capitalized on the balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of a corporation, partnership interests or other equivalents (however designated) in the case of a partnership, membership interests or other equivalents (however designated) in the case of a limited liability company, or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

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          "CASH EQUIVALENTS" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition; and (f) corporate securities having a rating equal to or higher than BBB-- and Baa3, or the equivalents thereof, by both Standard & Poors Ratings Group and Moody's Investor Services, Inc., respectively, if both such entities rate the securities, or having such rating from one of such entities if only one such entity is rating such securities.

          "CHANGE OF CONTROL" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company;
(ii) the Company consolidates with, or merges with or into, another Person (other than the Company or any Wholly Owned Restricted Subsidiary) or the Company or any Significant Restricted Subsidiary sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of Holdings or the Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; or (iii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article Five.

          "COMMON STOCK" means shares of the Class A Common Stock, par value $.01 per share, of the Company as of the date of this Indenture or any other shares of capital stock of the Company into which the Class A Common Stock is reclassified or changed.

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          "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters for which financial statements are available ending prior to the date of such determination (the "FOUR QUARTER PERIOD") to (ii) Consolidated Fixed Charges for such Four Quarter Period; PROVIDED, HOWEVER, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an Acquisition of assets, including any Acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit or a line of a business or which constitutes Replacement Assets, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect to (x) such Investment or Acquisition of assets (including the Incurrence of any Indebtedness) as if such Investment or Acquisition occurred on the first day of such Four Quarter Period and (y) net cost savings that the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such Investment or Acquisition and which cost savings could then be reflected in pro forma financial statements under GAAP (provided that both (A) such cost

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savings were identified and quantified in an Officer's Certificate delivered to the Trustee at the time of the consummation of the Investment or Acquisition and
(B) with respect to each Investment or Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Investment or Acquisition to effect such cost savings identified in such Officer's Certificate) and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or Acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or Acquisition of assets occurred on, with respect to any Investment or Acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an Acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Hedging Obligations are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); PROVIDED, HOWEVER, that the Consolidated Fixed Charges of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

          "CONSOLIDATED EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period; (iii) Consolidated Non-Cash Charges for such period; and (iv) expenses relating to employee profit sharing arising in connection with applicable Mexican statutory requirements less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

          "CONSOLIDATED FIXED CHARGE" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Equity Interest of such Person (other than dividends paid solely in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

          "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company

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and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Hedging Obligations,
(c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Restricted Subsidiary, except (A) to the extent of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution, (B) with respect to foreign joint ventures, to the extent that cash is available for distribution (without restriction and not committed for other purposes) during such period to the Company or a Restricted Subsidiary as a dividend or other distribution, but is not distributed due to adverse tax or other business reasons, such cash shall be included and (C) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) outside of the ordinary course of business; (v) any extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles; (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and (viii) gains and losses resulting from foreign currency transaction adjustments.

          "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Equity Interests of such Person.

          "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period the sum of (i) depreciation, (ii) amortization and (iii) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with

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GAAP (excluding, for purposes of clause (iii) only, such charges which require an accrual of or a reserve for cash charges for any future period).

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in SECTION 14.02 or such other address as the Trustee may give notice to the Company.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DEFEASANCE TRUST PAYMENT" has the meaning provided in SECTION 8.02.

          "DEPOSITORY" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company which must be a clearing agency registered under the Exchange Act.

          "DESIGNATED GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Guarantor, (a) any Indebtedness of such Guarantor outstanding under the Restructured Credit Facility, (b) Indebtedness outstanding under the instruments governing Senior Subordinated Notes and (c) any other Guarantor Senior Indebtedness of such Guarantor which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Guarantor Senior Indebtedness expressly states that such Indebtedness is "Designated Guarantor Senior Indebtedness" for purposes of this Indenture and a Board Resolution setting forth such designation by the Company has been flied with the Trustee.

          "DESIGNATED SENIOR INDEBTEDNESS" means (a) any Indebtedness outstanding under the Restructured Credit Facility, (b) Indebtedness outstanding under the instruments governing Senior Subordinated Notes and (c) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

          "DESIGNATION" has the meaning provided in SECTION 4.10.

          "DESIGNATION AMOUNT" has the meaning provided in SECTION 4.10.

          "DISPOSITION" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

          "DISQUALIFIED EQUITY INTEREST" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the

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option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

          "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of the Company organized under the laws of the United States or any political subdivision thereof or the operations of which are located substantially inside the United States.

          "EQUITY INTEREST" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

          "EVENT OF DEFAULT" has the meaning provided in SECTION 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "EXPIRATION DATE" has the meaning set forth in the definition of "Offer to Purchase" below.

          "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; PROVIDED, HOWEVER, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

          "FINAL MATURITY DATE" means December 31, 2006.

          "FOREIGN RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of the Company not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside of the United States.

          "FOUR QUARTER PERIOD" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

          "FUNDING GUARANTOR" has the meaning provided in SECTION 11.05.

          "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

          "GLOBAL NOTES" means a permanent global note in registered form representing the aggregate principal amount of Notes issued in reliance on
Section 1145 of Title 11 of the U.S. Code.

          "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "GUARANTEE" means the guarantee of the Notes by each Guarantor under the Indenture.

          "GUARANTOR" means each Domestic Restricted Subsidiary in existence on the Issue Date.

          "GUARANTOR BLOCKAGE PERIOD" has the meaning provided in SECTION 12.02(a).

          "GUARANTOR PAYMENT BLOCKAGE NOTICE" has the meaning provided in
SECTION 12.02(a)

          "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Guarantor, at any date, (a) all Obligations of such Guarantor under the Restructured Credit Facility; (b) all Hedging Obligations of such Guarantor; (c) all Obligations of such Guarantor under stand-by letters of credit; and (d) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guarantee of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; unless, and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Guarantor Senior Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; (e) Indebtedness evidenced by such Guarantor's Guarantee of the Notes; (f) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor; and (i) Indebtedness of a Guarantor to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

          "HEDGING AGREEMENT" means, with respect to any Person, all interest rate swap or similar agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under Hedging Agreements.

          "HOLDERS" means the registered holders of the Notes.

          "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

          "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Hedging Agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, PROVIDED that such obligations are extinguished within two Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or

Cash Equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and
(e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized, accounting, appraisal, investment banking firm or consultant which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

          "INSOLVENCY OR LIQUIDATION PROCEEDING" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

          "INTEREST" means, with respect to the Notes, any cash interest on the Notes.

          "INTEREST PAYMENT DATE" means each semiannual interest payment date on January 1 and July 1 of each year, commencing July 1, 2003.

          "INTEREST RECORD DATE" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the December 15 or June 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

          "INVESTMENT" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED, HOWEVER, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition.

          "ISSUE DATE" means the original issue date of the Notes.

          "JUNIOR SUBORDINATED INDEBTEDNESS" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU in right of payment with the Notes and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

          "LIEN" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "LIMITED ORIGINATOR RECOURSE" means a reimbursement obligation to the Company or a Restricted Subsidiary in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Entity under a facility for the financing of trade receivables; PROVIDED that the available amount of any such form of credit enhancement at any time shall not exceed 15.0% of the principal amount of such Indebtedness at such time.

          "MATURITY DATE" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

          "NET CASH PROCEEDS" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "NOTE GUARANTEE" means the Form of Note Guarantee of each Guarantor to be endorsed on each of the Notes substantially in the form of Exhibit A hereto.

          "NOTES" means the 10% Convertible Subordinated Notes due 2006, which are issued under this Indenture.

          "OBLIGATIONS" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFER" has the meaning set forth in the definition of "Offer to Purchase" below.

          "OFFER TO PURCHASE" means a written offer (the "OFFER") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture if so required). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "EXPIRATION DATE") of the Offer to Purchase, which shall be not less than 15 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "PURCHASE DATE") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 5 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "PURCHASE AMOUNT"); (4) the purchase price to be paid by the Company for each $100 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "PURCHASE PRICE"); (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $100 principal amount; (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $100 principal amount or integral multiples thereof shall be purchased); and (11) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall, upon receipt of a written order signed by an Officer of the Company, authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

          An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

          "OFFICER" means the Chairman, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

          "OFFICERS CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with SECTIONS 13.04 and 13.05.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PARTICIPANT" has the meaning provided in SECTION 2.15.

          "PAYING AGENT" has the meaning provided in SECTION 2.03.

          "PAYMENT BLOCKAGE NOTICE" has the meaning provided in SECTION 8.02(a).

          "PAYMENT BLOCKAGE PERIOD" has the meaning provided in SECTION 8.02(a).

          "PERMITTED HOLDER" means MatlinPatterson Global Opportunities Partners, L.P. and its Affiliates, The InterTech Group, Inc. and its Affiliates, Golder, Thoma, Cressey Fund III

Limited Partnership and its Affiliates, Jerry Zucker and James G. Boyd and members of either of their immediate families and trusts of which such persons are the beneficiaries.

          "PERMITTED INDEBTEDNESS" has the meaning provided in SECTION 4.04.

          "PERMITTED INVESTMENT" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Hedging Obligations; (d) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under SECTION 4.05 not to exceed 35% of the total consideration for such Asset Sales; (e) Investments in the Company and Investments in a Restricted Subsidiary or a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or another Restricted Subsidiary;
(f) Investments existing as of the Issue Date; and (g) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee of Indebtedness otherwise permitted by the Indenture.

          "PERMITTED JUNIOR SECURITIES" means any securities of the Company or any other Person that are (i) equity securities without special covenants or
(ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization pursuant to which such securities are issued).

          "PERMITTED LIENS" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes or the Guarantees; (e) Liens in favor of the Company or any Restricted Subsidiary (including any such Liens securing Indebtedness, to the extent and for so long as such Indebtedness is pledged to secure Senior Indebtedness); (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED, HOWEVER, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate

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do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, PROVIDED, HOWEVER, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by SECTION
4.04 and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; and (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "REFINANCING") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto).

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PHYSICAL NOTES" means one or more certificated Notes in registered form.

          "POST-PETITION INTEREST" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

          "PREFERRED EQUITY INTEREST", in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

          "PRINCIPAL" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

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          "PUBLIC EQUITY OFFERING" means, with respect to the Company, an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

          "PURCHASE AMOUNT" has the meaning set forth in the definition of "Offer to Purchase" above.

          "PURCHASE DATE" has the meaning set forth in the definition of "Offer to Purchase" above.

          "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement of any property; PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

          "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owning to such investors and amounts paid in connection with the purchase of newly generated receivables.

          "PURCHASE PRICE" has the meaning set forth in the definition of "Offer to Purchase" above.

          "QUALIFIED EQUITY INTEREST" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

          "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any receivables (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and contract rights and all Guarantees or other obligations in respect of such receivables, proceeds of such receivables and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables (collectively, "TRANSFERRED ASSETS"); PROVIDED that in the case of any such transfer by the Company or any of its Restricted Subsidiaries, the transferor receives cash or Purchase Money Notes in an amount which (when aggregated with the cash and Purchase Money Notes received by the Company and its Restricted Subsidiaries upon all other such transfers of transferred assets during the 90 days

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preceding such transfer) is at least equal to 75% of the aggregate face amount of all receivables so transferred during such day and the 90 preceding days.

          "REDEMPTION DATE" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Note annexed hereto as Exhibit A,

          "REGISTRAR" has the meaning provided in SECTION 2.03.

          "REPLACEMENT ASSETS" has the meaning provided in SECTION 4.05.

          "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

          "RESTRICTED PAYMENTS" has the meaning provided in SECTION 4.06.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to SECTION 4.10. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

          "RESTRUCTURED CREDIT FACILITY" means the Second Amended, Restated and Consolidated Credit Agreement, dated as of July 3, 1997, as amended, as in effect on the date hereof, by and among the Company, the Subsidiaries of the Company identified on the signature pages thereof and any Subsidiary that is later added thereto, the lenders named therein, and JP Morgan Chase Bank, as Administrative Agent, as further amended, including any deferrals, renewals, extensions, replacements, refinancings, restructurings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor (including any restatements thereof and any increases in the amount of the commitment thereunder), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

          "REVOCATION" has the meaning provided in SECTION 4.10.

          "SEC" OR "COMMISSION" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "SECURITIZATION ENTITY" means either a Wholly Owned Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers receivables and related assets) or an Unrestricted Subsidiary that engages in no activities other than in connection with the financing of receivables and that is designated by the Board of the Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and (c) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "SENIOR INDEBTEDNESS" means, at any date, (a) all Obligations of the Company under the Restructured Credit Facility; (b) all Hedging Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; (d) all Obligations of the Company under the Senior Subordinated Notes and (e) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries; unless and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Senior Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness of the Company that is PARI PASSU with, or expressly subordinate or junior in right of payment to, the Notes; (e) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (f) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; and (g) Indebtedness of the Company to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

          "SENIOR SUBORDINATED NOTES" means the 10% Senior Subordinated Notes due 2007.

          "SIGNIFICANT RESTRICTED SUBSIDIARY" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (h) of Section 6.01 has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

          "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in receivables securitization transactions.

          "STATED MATURITY" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "SUBORDINATED INDEBTEDNESS" means, with respect to the Company or any Guarantor, any Indebtedness of the Company or such Guarantor, as the case may be, which is PARI PASSU with, or expressly subordinated in right of payment to, the Notes or such Guarantor's Guarantee, as the case may be.

          "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, through one or more Persons by such Person, or
(b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

          "SURVIVING PERSON" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA.

          "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "TRUST OFFICER" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that title shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "UNITED STATES GOVERNMENT OBLIGATIONS" means direct noncallable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such pursuant to SECTION 4.10. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to SECTION 4.10.

          "UNUTILIZED NET CASH PROCEEDS" has the meaning provided in SECTION 4.05(a).

          "VOTING EQUITY INTERESTS" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company and/or one or more Wholly Owned Restricted Subsidiaries.

SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC.

          "INDENTURE SECURITIES" means the Notes.

          "INDENTURE SECURITY HOLDER" means a Holder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles' refers to GAAP.

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

          The Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of EXHIBIT A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements (including the Note Guarantee) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement (including the Note Guarantee) on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication,

          The Notes offered and exchanged in reliance on Section 1145 of Title 11 of the U.S. Code shall be issued in the form of Global Note, substantially in the form set forth in EXHIBIT A hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided with the Guarantees of the Guarantors endorsed thereon and shall bear the legend set forth in EXHIBIT B hereto. The aggregate principal amount of the Global Note may from time to time be decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to SECTION 2.l5 may be issued in the form of Physical Notes in substantially the form set forth in EXHIBIT A.

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SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

          If an Officer or an Assistant Secretary whose signature is on a Note was an Officer or an Assistant Secretary, as the case may be, at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate the Notes for original issue in an aggregate principal amount not to exceed $50,000,000 upon receipt of a written order of the Company signed by an Officer of the Company in the form of an Officers' Certificate. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $50,000,000 except as provided in SECTIONS 2.07 and 2.08.

          All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency, which may be in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "REGISTRAR") (b) Notes may be presented or surrendered for payment (the "PAYING AGENT") and (c) notices and demands in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon written notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "PAYING AGENT" includes any additional Paying Agent. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
SECTION 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.  PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of HOLDERS or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of, or interest on, the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each INTEREST RECORD DATE and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  TRANSFER AND EXCHANGE.

          Subject to the provisions of SECTIONS 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED HOWEVER, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate upon receipt of a written order signed by an Officer of the Company in the form of an Officer's Certificate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable `in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to SECTION 2.02, 2.10, 3.06, 4.05, or 10.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Note being redeemed in part.

          Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest in a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

          Each Holder of a Note agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

SECTION 2.07.  REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall upon receipt of a written order signed by an Officer of the Company in the form of an Officer's Certificate authenticate a replacement Note if the Trustee's requirements for replacement of Notes under this Indenture are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.

          Every replacement Note is an additional obligation of the Company.

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SECTION 2.08.  OUTSTANDING NOTES.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this SECTION 2.08 as not outstanding. Subject to SECTION 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to SECTION 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to SECTION 2.07.

          If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          The Company shall notify the Trustee, in writing, when it, any Guarantor or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.  TEMPORARY NOTES

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.

          Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to
SECTION 2.02 definitive Notes in exchange for temporary Notes.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for

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transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to SECTION 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this SECTION 2.11.

SECTION 2.12.  DEFAULTED INTEREST.

          The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 45 day period set forth in SECTION 6.01(b) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.  CUSIP NUMBER.

          The Company in issuing the Notes will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.  DEPOSIT OF MONEYS.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

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SECTION 2.15.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT B.

          Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in ACCORDANCE WITH the rules and procedures of the Depository; PROVIDED, HOWEVER, that Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if
(i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this SECTION 2.15, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of written instructions from the Company signed by an Officer of the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes and the Trustee is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any Global Note.

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          (f)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (g) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this SECTION 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Company wants to redeem Notes pursuant to paragraph 5 of the Notes at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give such notice to the Trustee at least 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed pursuant to paragraph 5 of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or in such other manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from the Notes then outstanding, subject to redemption and not previously called for redemption.

          The Trustee may select for redemption pursuant to paragraph 5 of the Notes portions of the principal amount of Notes that have denominations equal to or larger than $100 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $100 principal amount or integral multiples thereof or less than $100 if the redemption constitutes the remaining portion of the Notes. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

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          Each notice of redemption shall identify the Notes to be redeemed
(including the CUSIP number thereon), or the portion of the principal amount to be redeemed if any Note is to be redeemed in part only, and shall state:

          (1)  the Redemption Date;

          (2) the redemption price for the Notes and accrued and unpaid interest, if any;

          (3) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Company defaults in making the redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

          (6) in the case of any redemption pursuant to paragraph 5 of the Notes, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once a notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          At least one Business Day before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued

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and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in SECTIONS 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in, part, the Trustee shall upon receipt of a written order signed by an Officer of the Company authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

          The Company shall pay the principal of and interest on the Notes in the manner provided in the Notes. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

          The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Notes. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Notes, to the extent lawful, as provided in SECTION 2.12.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in SECTION 14. The Company hereby initially designates the Trustee at its address set forth in SECTION 14.02 as its office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03.  TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any officer, director or employee of the Company or any Restricted Subsidiary (each an "AFFILIATE TRANSACTION"), unless
(i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii)
(A) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of

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$25.0 million, such Affiliate Transaction is in writing and the Company delivers an Officer's Certificate to the Trustee certifying that such Affiliate Transaction (or series of Affiliate Transactions) complies with the foregoing provisions, (B) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $25.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions.

          Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (iii) any transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date), including without limitation redemption features in any outstanding securities or the issuance of, or the payment of the principal, interest or any other amounts due on, the Senior Subordinated Notes; (iv) any Restricted Payments made in compliance with SECTION 4.06; (v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (v) entering into by the Company and any of its consolidated Restricted Subsidiaries of a tax sharing or similar arrangement; and (vii) entering into by the Company and any of its Restricted Subsidiaries a qualified Securitization Transaction.

SECTION 4.04.  LIMITATION ON INDEBTEDNESS.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; PROVIDED, HOWEVER, that the Company and any Restricted Subsidiary may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than 1.0 to 1.0.

          The foregoing limitations will not apply to the Incurrence by the Company or any Restricted Subsidiary of any of the following (collectively, "PERMITTED INDEBTEDNESS"), each of which shall be given independent effect:

          (a) Indebtedness under the Notes, the Senior Subordinated Notes and other indebtedness outstanding on the Issue Date;

          (b) Indebtedness Incurred pursuant to (i) the Restructured Credit Facility and/or (ii) any other agreements or indentures governing Senior Indebtedness if at the time of and immediately after giving effect thereto, the aggregate consolidated Indebtedness Incurred under both clauses (i) and (ii) would not exceed $800.0 million at any one time outstanding; PROVIDED, HOWEVER, that such $800.0 million shall be reduced (without duplication) by the

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amount of any repayment of Indebtedness under the Restructured Credit Facility pursuant to SECTION 4.05;

          (c) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Guarantor, other Indebtedness of the Company owed to and held by any Guarantor which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes and Indebtedness of a Foreign Restricted Subsidiary that is not a Guarantor owed to and held by any other Restricted Subsidiary that is not a Guarantor; PROVIDED, HOWEVER, that an Incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Guarantor), (ii) any sale or other disposition of Equity Interests of any Guarantor which holds Indebtedness of the Company or another Restricted Subsidiary such that such Guarantor ceases to be a Guarantor and (iii) the designation of a Restricted Subsidiary that is a Guarantor and which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary.

          (d) the Guarantees and guarantees by any Guarantor of Indebtedness of the Company; PROVIDED, HOWEVER, that if such guarantee is of Subordinated Indebtedness, then the Guarantee of such Guarantor shall be senior to such Guarantor's guarantee of Subordinated Indebtedness;

          (e) Hedging Obligations of the Company or any Guarantor entered into in the ordinary course of business and not for speculative purposes;

          (f) Purchase Money Indebtedness and Capitalized Lease Obligations which do not exceed $50.0 million in the aggregate at any one time outstanding;

          (g) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "REFINANCING") of outstanding Indebtedness Incurred in compliance with the Consolidated Coverage Ratio of the first paragraph of this covenant or clause (a) of this paragraph of this covenant; PROVIDED, HOWEVER, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses Incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Avenge Life to Maturity equal to or greater than the Weighted Avenge Life to Maturity of the Indebtedness being refinanced, (iii) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness, (iv) no Restricted Subsidiary that is not a Guarantor may Incur Indebtedness to refinance Indebtedness of the Company or any Guarantor and (v) Indebtedness of the Company may only be refinanced by Indebtedness of the Company and Indebtedness of a Restricted Subsidiary may only be refinanced by Indebtedness of such Restricted Subsidiary or by the Company;

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          (h)  In addition to the items referred to in clauses (a) through (f)
above, Indebtedness of the Company (including any Indebtedness under the Restructured Credit Facility that utilizes this subparagraph (h)) having an aggregate principal amount not to exceed $200.0 million at any one time outstanding;

          (i) Indebtedness of a Securitization Entity in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to the Company and its other Restricted Subsidiaries (except for Standard Securitization Undertakings and Limited Originator Recourse); and

          (j)  Indebtedness incurred pursuant to the Senior Subordinated Notes.

SECTION 4.05.  DISPOSITION OF PROCEEDS OF ASSET SALES.

          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 50% of such consideration consists of (A) cash or Cash Equivalents, or (B) properties, capital assets and interests in joint ventures (however structured) that replace the properties and assets that were the subject of such Asset Sale or in properties and capital assets that will be used in the business of the Company and its Restricted Subsidiaries as existing at such time or in businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors) ("REPLACEMENT ASSETS"). The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

          The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 360 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or
(ii) make an Investment in Replacement Assets.

          To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 360 days of such Asset Sale as described in clause (i) or
(ii) of the immediately preceding paragraph (such Net Cash Proceeds, the "UNUTILIZED NET CASH PROCEEDS"), the Company shall, within 45 days after such 360th day, make an Offer to Purchase all outstanding Notes and other Junior Subordinated Indebtedness, PRO RATA, up to a maximum principal amount (expressed as a multiple of $1,000) of Notes and other Junior Subordinated Indebtedness equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof (or the accreted value of such other Junior Subordinated Indebtedness, if such other Junior Subordinated Indebtedness is issued at a discount), plus accrued and unpaid interest thereon, if any, to the Purchase Date; PROVIDED, HOWEVER, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $25.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph.

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          (b)  With respect to any Offer to Purchase effected pursuant to this covenant, among the Notes and other Junior Subordinated Indebtedness, to the extent the aggregate principal amount of Notes and other Junior Subordinated Indebtedness tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes and other Junior Subordinated Indebtedness shall be purchased PRO RATA based on the aggregate principal amount of such Notes and other Junior Subordinated Indebtedness tendered (or the accreted value of such other Junior Subordinated Indebtedness, if such other Junior Subordinated Indebtedness is issued at a discount) by each holder of Notes and such other Junior Subordinated Indebtedness. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes and other Junior Subordinated Indebtedness tendered pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes and other Junior Subordinated Indebtedness for any purpose consistent with the other terms of the Indenture.

          (c) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) subject to paragraph (b) of this SECTION 4.05, accept for payment all Notes validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in SECTION 2.04, money sufficient to pay the Purchase Price of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Notes so accepted, payment in an amount equal to the Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Notes a new Note or Notes equal in principal amount to any unpurchased portion of the Note surrendered as requested by the Holder. Any Note not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (d) In the event that the Company makes an Offer to Purchase the Notes and other Junior Subordinated Indebtedness, the Company shall comply with any applicable securities laws and regulations, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

          (e) Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders and other Junior Subordinated Indebtedness as described above.

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SECTION 4.06.  LIMITATION ON RESTRICTED PAYMENTS.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

               (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

               (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company); or

               (iv) make any Investment in any Person (other than Permitted Investments)

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "RESTRICTED PAYMENT"), unless

          (a) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of SECTION 4.04; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), PLUS (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), PLUS (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness

                                     - 36 -
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of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, PLUS (4) without duplication of any amounts included in clause (i) above, in the case of the disposition or repayment of, or the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from, any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the amount of such Investment and the amount received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution, PLUS (5) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment, PLUS (6) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with
SECTION 4.10, an amount equal to the Company's Investment in such Unrestricted Subsidiary (provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), PLUS (7) $100.0 million, MINUS (8) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with SECTION 4.10,

          The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; PROVIDED, HOWEVER, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to paragraphs 5 of the Notes; (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; PROVIDED, HOWEVER, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and
(c)(3) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to paragraphs 5 or 6 of the Notes or (y) Subordinated Indebtedness permitted to be Incurred pursuant to clause (g) of the second paragraph of SECTION 4.04; (iv) the making of loans or advances to officers and directors of the Company or any Restricted Subsidiary entered into in the ordinary course of business in an amount not to exceed $5.0 million at any one time outstanding; (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of Subordinated Indebtedness at a purchase price not greater than 110% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control; and (vi) Investments in joint ventures (however structured) not to exceed $100.0 million at any one time outstanding;

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PROVIDED, HOWEVER, that in the case of each of clauses (ii), (iii), (v) and (vi)
no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

          In determining the amount of Restricted Payments permissible under this Section, amounts expended pursuant to clauses (i) and (iv) of the immediately preceding paragraph shall be included as Restricted Payments. The amount of any noncash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.07.  CORPORATE EXISTENCE.

          Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiary, PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole; PROVIDED, FURTHER, HOWEVER, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia or, in the case of a Foreign Restricted Subsidiary, the jurisdiction of incorporation or organization of such Foreign Restricted Subsidiary. This SECTION 4.07 shall not prohibit the Company from taking any other action otherwise permitted by, and made in accordance with, the provisions of this Indenture.

SECTION 4.08.  NOTICE OF DEFAULTS.

          (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

          (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.09.  COMPLIANCE CERTIFICATE.

          The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or

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Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this SECTION 4.09 shall be for the fiscal year ending December __, 2003.

SECTION 4.10.  DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

          (a) The Company may designate after the Issue Date any Subsidiary of the Company as an Unrestricted Subsidiary under this Indenture (a "DESIGNATION") only if:

               (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of SECTION 4.04; and

               (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of
     SECTION 4.06 in an amount (the "DESIGNATION AMOUNT") equal to the amount of the Company's Investment in such Subsidiary on such date.

          Neither the Company nor any Restricted Subsidiary shall at any time
(x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any nonrecourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "REVOCATION") only if:

               (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

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               (ii)   all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

          All Designations and Revocations must be evidenced by Board Resolutions of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.11.  LIMITATION ON LIENS.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, (x) in the case of the Company, to secure the Notes and all other amounts due under this Indenture and any other class of Junior Subordinated Indebtedness, and (y) in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Notes and all other amounts due under this Indenture, in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Restricted Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness (including, without limitation, Indebtedness incurred under the Restructured Credit Facility); (ii) Liens securing Indebtedness Incurred in a Qualified Securitization Transaction by the Company and its Restricted Subsidiaries; (iii) Permitted Liens and (iv) Liens under Hedging Agreements.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  MERGERS, SALE OF ASSETS, ETC.

          (a) The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or, if any such Restricted Subsidiary was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which such Foreign Restricted Subsidiary was organized, and shall, in any such case, expressly assume by supplemental indentures, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture to be performed or observed on the part of the Company.

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          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

          (b) No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of SECTION 11.03) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (1) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia or, if any such Guarantor was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia on the jurisdiction under which the Foreign Restricted Subsidiary was organized; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by supplemental indenture all the obligations of such Guarantor under its Guarantees of the Notes and the performance and observance of every covenant of the Indenture to be performed or observed by such Guarantor; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur, on a PRO FORMA basis after giving effect to such transaction as if it had occurred at the beginning the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of SECTION 4.04; PROVIDED, HOWEVER, that this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors. Notwithstanding the foregoing, nothing in this covenant shall prohibit the consolidation or merger with or into or the sale of all or substantially all of the assets or properties of a Guarantor to any other Restricted Subsidiary that is a Guarantor.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in SECTION 5.01 in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, this Indenture or of such Guarantor under its Guarantee and the Indenture, as the case may be, pursuant to supplemental indentures, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company shall be discharged from its Obligations under this Indenture and the Notes or such Guarantor shall be discharged from its Obligations under the Indenture and its Guarantee, as the case may be.

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                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          Each of the following shall be an "Event of Default" for purposes of this Indenture:

          (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of Article Eight);

          (b) failure to pay any interest on any Note when due, continued for 45 days or more (whether or not prohibited by the provisions of Article Eight);

          (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by this Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant any Offer to Purchase required by this Indenture (whether or not prohibited by the provisions of Article Eight);

          (d)  failure to perform or comply with any of the provisions of
SECTION 5.01;

          (e) failure to perform any other covenant, warranty or agreement of the Company under this Indenture or in the Notes or of the Guarantors under this Indenture or in the Guarantees continued for 45 days or more after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (f) Default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $50.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal of at least $50.0 million when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within 10 days after the occurrence thereof;

          (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $100.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries; or

          (i) other than as provided in or pursuant to any Guarantee or the Indenture, the Guarantee of any Guarantor that constitutes a Significant Restricted Subsidiary ceases to be

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in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor that is a Significant Restricted Subsidiary denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

SECTION 6.02.  ACCELERATION.

          If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (h) of SECTION 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Notes to the contrary, shall become immediately due and payable; PROVIDED, HOWEVER, that so long as the Restructured Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (h) of SECTION 6.01), the Notes shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Notes to the agent under the Restructured Credit Facility and (y) the acceleration (IPSO FACTO or otherwise) of any Indebtedness under the Restructured Credit Facility. If an Event of Default specified in clause (h) of SECTION 6.01 with respect to the Company occurs under the Indenture, the Notes will IPSO FACTO become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

          After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Notes has been obtained, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the, nonpayment of principal of and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

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SECTION 6.04.  WAIVER OF PAST DEFAULT.

          Subject to SECTIONS 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (a), (b) and (c) of SECTION 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in SECTION 10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this SECTION 6.04 shall be in lieu of
Section 316(a)(l)(B) of the TIA and such Section 316(a)(l)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

          Subject to SECTION 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to SECTION 7.01) to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders, or that may involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This SECTION
6.05 shall be in lieu of Section 3l6(a)(1)(A) of the TIA, and such Section 3l6(a)(l)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06.  LIMITATION ON SUITS.

               (i) No Holder of any Notes will have any right to institute an proceeding with respect to the Notes, the Indentures or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the

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     Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Notes on or after the respective due dates expressed in such Note.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, but subject in any event to the provisions of Articles Eight and Twelve, the right of any Holder to receive payment of principal of or interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in payment of principal or interest specified in SECTION 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under SECTION 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee

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may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under SECTION 7.07;

          Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Third: to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this
SECTION 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Notes on or after the respective due dates expressed in the Note.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of a Default:

               (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

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               (2)    In the absence of bad faith on its part, the Trustee may
     conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this SECTION 7.01;

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this SECTION 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          Subject to SECTION 7.01:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of SECTIONS 13.04

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and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) Before the Trustee acts or refrains from acting, it may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. As used herein, the term "ACTUAL KNOWLEDGE" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

          (j) The Trust shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

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SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to
SECTION 7.10 hereof. any Agent may do the same with like rights. However, the Trustee is subject to SECTIONS 7.10 and 7.11.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default or an Event of Default occurs and is continuing and the Trustee has actual knowledge of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Note or a Default or Event of Default in complying with SECTION 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This
SECTION 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

          If required by TIA Section 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

          A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon

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request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and outside counsel and any taxes or other expenses incurred by a trust created pursuant to SECTION 9.01 hereof.

          The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of this Indenture, the trust or trusts hereunder, or the performance of its duties under this Indenture, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; PROVIDED, HOWEVER, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

          The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

          To secure the Company's payment obligations in this SECTION 7.07, the Trustee shall have a Lien prior to the Holders of Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Notes or the Purchase Price or redemption price of any Notes to be purchased pursuant to an Offer to Purchase or redeemed.

          When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.01(h) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
SECTION 7.07 and any claim arising hereunder shall survive the, resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

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SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with SECTION 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

          (c) a custodian or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to SECTION 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
SECTION 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with SECTION 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this SECTION 7.08, the Company's obligations under SECTION 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the

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resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this SECTION 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                             SUBORDINATION OF NOTES

SECTION 8.01.  NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.

          The Company covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article Eight; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

SECTION 8.02.  NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

          (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds held in trust for the benefit of Holders pursuant to Article Nine (a "DEFEASANCE TRUST PAYMENT")) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of

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such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "PAYMENT BLOCKAGE NOTICE") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) shall be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein or in the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

          (b) In the event that, notwithstanding the foregoing, the Company shall have made payment to the Trustee or any Holder when such payment is prohibited by SECTION 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by SECTION 8.06 has been received by the Trustee) or the Holder to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

SECTION 8.03.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or

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distribution of Permitted Junior Securities and excluding any Defeasance Trust
Payment), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be paid by the Company to the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by SECTION 8.03(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by SECTION 8.06 has been received by the Trustee) or the Holder to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this SECTION 8.03 if

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such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.  SUBROGATION.

          Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

SECTION 8.05.  OBLIGATIONS OF COMPANY UNCONDITIONAL.

          Nothing contained in this Article Eight or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to SECTION 6.01 or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee

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are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Notes.

SECTION 8.06.  NOTICE TO TRUSTEE.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Eight. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this SECTION 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this SECTION 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by SECTION 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the

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amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08.  TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in SECTION 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10.  HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

          Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 8.11.  THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a), (b) or (c) of SECTION 6.01.

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SECTION 8.12.  TRUSTEE'S COMPENSATION NOT PREJUDICED.

          Nothing in this Article Eight shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 8.13.  NO WAIVER OF SUBORDINATION PROVISIONS.

          Without in any way limiting the generality of SECTION 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14. SUBORDINATION PROVISIONS NOT APPLICABLE TO MONEY HELD IN TRUST FOR HOLDERS; PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

          All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

          Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in SECTION 8.02, from making payments of principal of and interest on the Notes or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantors' obligations under the Notes and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in SECTION 8.02(b) or in SECTION 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 8.15.  ACCELERATION OF NOTES.

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

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                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.  TERMINATION OF COMPANY'S OBLIGATIONS.

          Subject to the provisions of Article Eight, the Company may terminate its and the Guarantors' substantive obligations in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Notes or otherwise. In addition to the foregoing, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, PROVIDED that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in SECTION 6.01(h), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and PROVIDED that no default under any Senior Indebtedness would result therefrom, terminate its and the Guarantors' substantive obligations in respect of the Notes (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Notes and the Guarantor's Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this SECTION 9.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and (iv) delivering to the Trustee an Officer's Certificate and an Opinion of Counsel each stating, among other things, compliance with all conditions precedent provided for herein in form and substance reasonably satisfactory. In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, PROVIDED that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in SECTION 6.01(h), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and PROVIDED that no default under any Senior Indebtedness would result therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of (and premium, if any, on) and interest on the Notes and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such

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effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this SECTION 9.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating, among other things, compliance with all conditions precedent provided for herein in form and substance reasonably satisfactory to the Trustee.

          Notwithstanding the foregoing paragraph, the Company's obligations in SECTIONS 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13 and 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Notes are no longer outstanding. Thereafter the Company's obligations in SECTIONS 7.07, 9.03 and 9.04 shall survive.

          After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes and this Indenture except for those surviving obligations specified above.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 9.02.  APPLICATION OF TRUST MONEY.

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Notes.

SECTION 9.03.  REPAYMENT TO COMPANY.

          Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

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SECTION 9.04.  REINSTATEMENT.

          If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United Sates Government Obligations held by the Trustee.

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. WITHOUT CONSENT OF HOLDERS.

          The Company and the Guarantors when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency; PROVIDED, HOWEVER, that such amendment or supplement does not adversely affect the rights of any Holder;

          (b) to effect the assumption by a successor Person of all obligations of the Company under the Notes and his Indenture in connection with any transaction complying with Article Five of this Indenture;

          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (e) to make any change that would provide any additional benefit or rights to the Holders;

          (f) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

          (g) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee in connection with any transaction complying with Article Five of this Indenture;

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          (h)  to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

          (i) to secure the Notes pursuant to the requirements of SECTION 4.11 or otherwise; or

          (j) to reflect the release of a Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of SECTION 11.03;

PROVIDED, HOWEVER that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this SECTION 10.01.

SECTION 10.02. WITH CONSENT OF HOLDERS.

          Subject to SECTION 6.07 and ARTICLE XIII, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to SECTION 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to SECTION 6.04, may not:

          (a) change the Stated Maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or this Indenture in a manner adverse to the Holders of the Notes;

          (b) reduce the principal amount of (or the premium, if any) of any such Note;

          (c) reduce the rate of or extend the time for payment of interest on any such Note;

          (d) change the place or currency of payment of principal of (or premium, if any) or interest on any such Note;

          (e) modify any provisions of SECTION 6.04 (other than to add sections of this Indenture or the Notes subject thereto) or 6.07 or this SECTION 10.02 (other than to add sections of this Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder affected);

          (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default in respect thereof;

          (g) waive a Default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the

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Holders thereof as provided in SECTION 6.02 and a waiver of the payment default that resulted from such acceleration);

          (h) modify the ranking or priority of any Note or the Guarantee in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders of the Notes; or

          (i) release any Significant Restricted Subsidiary that is a Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture.

          An amendment under this SECTION 10.02 may not make any change under Article Eight or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, (or any representative thereof authorized to give a consent) shall have consented to such change.

          It shall not be necessary for the consent of the Holders under this
SECTION 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this SECTION 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03. COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 10.04. RECORD DATE FOR CONSENTS AND EFFECT OF CONSENTS.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Note.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (j) of SECTION 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has

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consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 10.05. NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                 ARTICLE ELEVEN

                                    GUARANTEE

SECTION 11.01. UNCONDITIONAL GUARANTEE.

          Each Guarantor hereby unconditionally, jointly and severally, guarantees (each, a "GUARANTEE") to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in SECTION 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by

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complete performance of the obligations continued in the Notes, this Indenture, and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02. SEVERABILITY.

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. RELEASE OF A GUARANTOR.

          If the Notes are defeased in accordance with the terms of this Indenture, or if SECTION 5.01(b) is complied with, or if, subject to the requirements of SECTION 5.01(a), all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with SECTION 4.05 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with SECTION 4.05 and within the time limits specified by
SECTION 4.05, then each Guarantor (in the case of defeasance) or such Guarantor (in the case of compliance with SECTION 5.01(b) or in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this SECTION 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this SECTION
11.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 11.04. LIMITATION OF GUARANTOR'S LIABILITY.

          Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the

                                     - 65 -
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United States Code, as amended, the Uniform Fraudulent Conveyance Act, the
Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be listed to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any Senior Indebtedness Incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to SECTION 11.05, result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent transfer or conveyance under Federal or state law.

SECTION 11.05. CONTRIBUTION.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to SECTION 11.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.06. EXECUTION OF NOTE GUARANTEE.

          To further evidence their Guarantee to the Holders, each of the Guarantors hereby agrees to execute a Note Guarantee to be endorsed on each Note ordered by a writing signed by an Officer of the Company to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in SECTION 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Note Guarantee. Each such Note Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Note Guarantee on behalf of such Guarantor. Such signature upon the Note Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Note Guarantee, and in case such officer who shall have signed the Note Guarantee shall cease to be such officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Note Guarantee had not ceased to be such officer of such Guarantor.

SECTION 11.07. SUBORDINATION OF SUBROGATION AND OTHER RIGHTS.

          Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor

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shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01. GUARANTEE OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR
               INDEBTEDNESS.

          Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that the Guarantee of such Guarantor shall be issued subject to the provisions of this Article Twelve; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

SECTION 12.02. NO PAYMENT ON GUARANTEES IN CERTAIN CIRCUMSTANCES.

          (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of any Guarantor of principal of or interest on the Notes pursuant to such Guarantor's Guarantee, whether pursuant to the terms of the Notes, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Guarantor Senior Indebtedness of such Guarantor, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Guarantor Senior Indebtedness. In addition, during the continuance of any nonpayment event of default with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (the "GUARANTOR PAYMENT BLOCKAGE NOTICE") from the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, then, unless and until such nonpayment event of default has been cured or waived or has ceased to exist or such Designated Guarantor Senior Indebtedness has been discharged or paid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Guarantor Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of such Guarantor of principal or interest on the Notes during a period (a "GUARANTOR BLOCKAGE PERIOD") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein or in the Notes to the contrary, (x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360 day period when no Guarantor Blockage Period is in effect and (z) not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor during any period of 360 consecutive days. No nonpayment event of default that existed or was

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continuing on the date of commencement of any Guarantor Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantor Blockage Period (to the extent the holder of Designated Guarantor Senior Indebtedness, or trustee or agent, giving notice commencing such Guarantor Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the holder or holders of such Designated Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Designated Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such nonpayment event of default has been cured or waived for a period of not less than 90 consecutive days.

          (b) In the event that, notwithstanding the foregoing, any payment shall be made directly to the Trustee or any Holder when such payment is prohibited by SECTION 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by SECTION 12.06 has been received by the Trustee) or the Holder to, the holders of such Designated Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Guarantor Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on such Designated Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Guarantor Senior Indebtedness.

SECTION 12.03. PAYMENT OVER PROCEEDS UPON DISSOLUTION, ETC.

          (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding up or total liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of or interest on the Notes pursuant to such Guarantor's Guarantee, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Guarantor of the principal of or interest on the Notes upon any such dissolution or winding up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (PRO RATA to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the

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trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be made directly to the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by SECTION 12.03(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by SECTION 12.06 has been received by the Trustee) or the Holder to, the holders of such Guarantor Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

          The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this SECTION 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.04. SUBROGATION.

          Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and

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are intended solely for the purpose of defining the relative rights of the
Holders of the Notes, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

          If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

SECTION 12.05. OBLIGATIONS OF GUARANTORS UNCONDITIONAL.

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes or the Guarantees is intended to or shall impair, as among each of the Guarantors and the Holders of the Notes, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantee of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to SECTION 6.01 or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Notes pursuant to such Guarantor's Guarantee.

SECTION 12.06. NOTICE TO TRUSTEE.

          The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall

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not have received the notice provided for in this SECTION 12.06 at least two
Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this SECTION 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by SECTION
12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.08. TRUSTEE'S RELATION TO GUARANTOR SENIOR INDEBTEDNESS.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically

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set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in SECTION 12.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.09. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE
               GUARANTORS OR HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS.

          No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

SECTION 12.10. HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
               GUARANTEE.

          Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 12.11. THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a), (b) or (c) of SECTION 6.01.

SECTION 12.12. TRUSTEE'S COMPENSATION NOT PREJUDICED

          Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13. NO WAIVER OF GUARANTEE SUBORDINATION PROVISIONS.

          Without in any way limiting the generality of SECTION 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of Guarantor Senior

                                     - 72 -
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Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured;
(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.14. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in SECTION 12.02, from making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in SECTION 12.02(b) or in SECTION 12.06. The Guarantors shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of such Guarantor.

                                ARTICLE THIRTEEN

                                   CONVERSION

SECTION 13.01. CONVERSION PRIVILEGE.

          A Holder of a Note may convert such Note into Common Stock at any time during the period stated in paragraph 9 of the Notes. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of principal amount thereof (the "CONVERSION RATE") shall be that set forth in paragraph 9 in the Notes, subject to adjustment as herein set forth.

          A Holder may convert a portion of the principal amount of a Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion, of a Note.

          "QUOTED PRICE" means, for any given day, the last reported per share sales price (or, if no sales price is reported, the average of the bid and ask or, if more than one in either case, the average of the average bid and average ask prices, on such day) of the Common Stock on The Nasdaq Stock Market or, in the event shares of Common stock are not listed on The Nasdaq Stock Market, in the composite transactions for such other national or regional securities exchange upon which the Common Stock is listed, or, if the shares of Common Stock are not listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of one or more such quotations, the Company shall be entitled to determine the "Quoted Price" on the basis of such quotations as it considers appropriate."

          "AVERAGE QUOTED PRICE" means the average of the Quoted Prices of the Common Stock for the shorter of:

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          (a)  30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights or warrants or distribution in respect of which the Average Quoted Price is being calculated, or

          (b) the period (i) commencing on the date next succeeding the first public announcement of (x) the issuance of rights or warrants or (y) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (ii) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Quoted Price is being calculated, or

          (c) the period, if any, (i) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (x) issuance of rights or warrants or (y) distribution, in each case, for which an adjustment is required by the provisions of SECTION 13.06(4), 13.07 or 13.08 and (ii) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Quoted Price is being calculated.

          In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which SECTION 13.06(A), (B), (C) or (D) applies occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price of the Common Stock during such period.

          "TIME OF DETERMINATION" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or a distribution, in each case, to which SECTION 13.07 and 13.08 applies and (ii) the time ("EX-DIVIDEND TIME") immediately prior to the commencement of "'ex-dividend" trading for such rights, warrants or distribution on The Nasdaq Stock Market or such other national or regional exchange or market on which the Common Stock is then listed or 'quoted.

SECTION 13.02. CONVERSION PROCEDURE.

          To convert a Note a Holder must satisfy the requirements in paragraph 9 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "CONVERSION DATE"). As soon as practicable after the Conversion Date but in any event no later than the seventh Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the full number of shares of Common Stock issuable upon conversion and cash in lieu of any fractional shares determined pursuant to SECTION 13.03. The Company shall determine such full number of shares and the amounts of the required cash with respect to any fractional share, and shall set forth such information in an Officer's Certificate delivered to the Conversion Agent. The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.

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          The person in whose name the certificate for the Common Stock is registered shall be treated as a stockholder of record on and after the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note.

          No payment or adjustment will be made for dividends on or other distribution with respect to any Common Stock except as provided in this Article Thirteen. On conversion of a Note, that portion of accrued and unpaid interest with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment) shall be treated as issued, to the extent thereof, in exchange for accrued and unpaid interest and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

          If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable shall be based on the total principal amount of the Notes converted.

          Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new
Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

          If the last day on which a Note may be converted is not a Business Day in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

SECTION 13.03. FRACTIONAL SHARES.

          The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1000th of a share by multiplying the Quoted Price, on the last Business Day prior to the Conversion Date of a full share by the fractional amount and rounding the product to the nearest whole cent.

SECTION 13.04. TAXES ON CONVERSION.

          If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion.

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However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 13.05. COMPANY TO PROVIDE STOCK.

          The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

          All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 13.06. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

          If, after the Issue Date of the Notes, the Company:

          (A) pays a dividend or makes a distribution on its Common stock in shares of its Common stock;

          (B) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (C) combines its outstanding shares of Common Stock into a smaller number of shares;

          (D) pays a dividend or makes a distribution on its Common stock in shares of its capital stock (other than Common Stock or rights, warrants or options for its capital stock); or

          (E) issues by reclassification of its Common Stock any shares of its Capital stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares of Capital stock of the Company (or the cash equivalent thereof) which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of, capital Stock as is contemplated by this Article Thirteen with respect to the common Stock on terms comparable to those applicable to Common Stock in this Article Thirteen.

SECTION 13.07. ADJUSTMENT FOR RIGHTS ISSUE.

          If after the Issue Date of the Notes, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Quoted Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

          R'  =  R  X           (O + N)
                        -----------------------
                           (O + (N X P) / M)

     where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     O = number of shares of Common Stock outstanding on the record date for the distribution to which this SECTION 13.07 is being applied.

     N = the number of additional shares of Common Stock offered pursuant to the distribution.

     P  = the offering price per share of the additional shares.

     M = Average Quoted Price, minus, in the case of (i) a distribution to which SECTION 13.06(D) applies or (ii) a distribution to which
          SECTION 13.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this SECTION 13.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this SECTION 13.07 applies, the fair market value (on the record date for the distribution to which this SECTION
          13.07 applies) of the

          (A) Capital Stock of the Company distributed in respect of each share of Common Stock in such SECTION 13.06(D) distribution and

          (B) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common stock in such SECTION 13.08 distribution.

     The Board of Directors shall determine fair market values for the purposes of this SECTION 13.07.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this SECTION 13.07 APPLIES.

          No adjustment shall be made under this SECTION 13.07 if the application of the formula stated above in this SECTION 13.07 would result in a value of R' that is less than the value of R.

SECTION 13.08. ADJUSTMENT FOR OTHER DISTRIBUTIONS.

          If, after the Issue Date of the Notes, the Company distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in SECTION
13.06 and distributions of rights, warrants or options referred to in SECTION
13.07 and (y) cash dividends or other cash distributions unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this SECTION 13.08, in accordance with the formula: where:

          R'  =  R  X     M
                       --------
                         M-F

where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     M = the Average Quoted Price, minus, in the case of a distribution to which SECTION 13.06(D) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this
          SECTION 13.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this SECTION 13.08 applies, the .fair market value (on the record date for the distribution to which this SECTION 13.08 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such SECTION 13.06(D) distribution.

     F = the fair market value (on the record date for the distribution to which this SECTION 13.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this SECTION 13.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          The Board of Directors shall determine fair market values for the purposes of this SECTION 13.08.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this SECTION 13.08 applies.

          For purposes of this SECTION 13.08, the term "EXTRAORDINARY CASH DIVIDEND" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item (a) or (b) below:

          (a) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 25% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 85 days prior to the date prior to the Ex Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend. together with each other cash dividend with an Ex-Dividend Time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and, for purposes of applying the formula set forth above in this
SECTION 13.08, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this
SECTION 13.08.

          (b) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 50% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this SECTION 13.08, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this SECTION 13.08.

          In the event that, with respect to any distribution to which this
SECTION 13.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is greater than "M", then the adjustment provided by this SECTION 13.08 shall not be made and in lieu thereof the provisions of SECTION 13.14 shall apply to such distribution.

SECTION 13.09. WHEN ADJUSTMENT MAY BE DEFERRED.

          No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Thirteen shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

SECTION 13.10. WHEN NO ADJUSTMENT REQUIRED.

          No adjustment need be made for a transaction referred to in SECTION 13.06, 13.07, 13.08 or 13.14 if Noteholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for rights to purchase Capital Stock pursuant to any future ,dividend or distribution which the Company determines to be comparable in purpose and in effect to the dividend and subsequent distribution of Rights contemplated by the Rights Agreement.

          No adjustment need be made for a change in the par value or no par value of the Common Stock.

          To the extent the Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 13.11. NOTICE OF ADJUSTMENT.

          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to the Noteholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

SECTION 13.12. VOLUNTARY INCREASE.

          The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to the Noteholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

          A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of SECTION 13.06, 13.07 or 13.08.

SECTION 13.13. NOTICE OF CERTAIN TRANSACTIONS.

          If:

          (A) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to SECTION 13.06, 13.07 or 13.08 (unless no adjustment is to occur pursuant to SECTION 13.10); or

          (B) the Company takes any action that would require a supplemental indenture pursuant to SECTION 13.14; or

          (C)  there is a liquidation or dissolution of the Company;

then the Company shall mail to the Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 13.14. REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS.

          If the Company is a party to a transaction subject to SECTION 5.01 or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of nonelecting Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Thirteen. The successor Company shall mail to the Noteholders a notice briefly describing the supplemental indenture.

          If this Section applies, neither SECTION 13.06 nor 13.07 applies.

          If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of SECTION 13.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of SECTION 13.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture would upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the
Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

SECTION 13.15. COMPANY DETERMINATION FINAL.

          Any determination that the Company or the Board of Directors must make pursuant to SECTION 13.01, 13.03, 13.06, 13.07, 13.08, 13.0 9, 13.10, 13.14 or
13.17 is conclusive.

SECTION 13.16. TRUSTEE'S ADJUSTMENT DISCLAIMER.

          The Trustee has no duty to determine when an adjustment under this Article Thirteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under SECTION
13.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article Thirteen. Each Conversion Agent shall have the same protection under this SECTION 13.16 as the Trustee.

SECTION 13.17. SIMULTANEOUS ADJUSTMENTS.

          In the event that this Article Thirteen requires adjustments to the Conversion Rate under more than one of SECTIONS 13.06(D), 13.07 or 13.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of SECTION 13.06, second, the provisions of SECTION 13.08 and, third, the provisions of SECTION 13.07.

SECTION 13.18. SUCCESSIVE ADJUSTMENTS.

          After an adjustment to the Conversion Rate under this Article Thirteen, any subsequent event requiring an adjustment under this Article Thirteen shall cause an adjustment to the Conversion Rate as so adjusted.

SECTION 13.19. RIGHTS ISSUED IN RESPECT OF COMMON STOCK ISSUED UPON CONVERSION.

          Each share of Common Stock issued upon conversion of Notes pursuant to this Article Thirteen shall be entitled to receive the appropriate number of preferred share purchase rights (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of any shareholder rights agreement (in each case, a "RIGHTS AGREEMENT") as in effect at the time of such conversion. Notwithstanding anything else to the contrary in this Article Thirteen there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of (i) the distribution of separate certificates representing the Rights, (ii) the occurrence of certain events entitling holders of Rights to receive, upon exercise thereof, Common Stock of the Company or Capital Stock of another corporation or (iii) the exercise of such Rights in accordance with a Rights Agreement.

                                ARTICLE FOURTEEN

                                  MISCELLANEOUS

SECTION 14.01. TRUST INDENTURE ACT CONTROLS.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified, If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 14.02. NOTICES.

          Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first class mail addressed as follows:

          if to the Company or to the Guarantors:

          Polymer Group, Inc.
          4838 Jenkins Avenue
          N. Charleston, South Carolina 29405
          Attention: Chief Financial Officer
          Facsimile: (803) 747-4092
          Telephone: (803) 744-5174
          with a copy, which shall not constitute notice, to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: H. Kurt von Moltke, Esq.
          Facsimile: (312) 861-2200
          Telephone: (312) 861-2000

          if to the Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 N. Market Street
          Wilmington, Delaware 19890
          Attention: Corporate Trust Administration
          Facsimile: (302) 651-8882

          with a copy, which shall not constitute notice, to:

          Nixon Peabody LLP
          937 Madison Avenue
          New York, New York 10022
          Attention: Bart Pisella
          Facsimile: (212) 940-3111

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, first class, postage prepaid, to a Holder including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 14.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 14.05. STATEMENTS REQUIRED IN CERTIFICATE.

          Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 14.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 14.07. GOVERNING LAW.

          The laws of the State of New York shall govern this Indenture, the Notes and the Note Guarantees without regard to principles of conflicts of law.

SECTION 14.08. NO RECOURSE AGAINST OTHERS.

          A director, officer, employee or stockholder, as such, of the Company or any of its Affiliates shall not have any liability for any obligations of the Company or any of its Affiliates under the Notes, the Guarantee of such Guarantor or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

SECTION 14.09. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of each Guarantor in this Indenture and such Guarantor's Guarantee shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 14.10. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 14.11. SEVERABILITY.

          In case any provision in this Indenture, in the Notes or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 14.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.13. LEGAL HOLIDAYS.

          If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                            [Signature Pages Follow]

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                         POLYMER GROUP, INC.


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                         PGI POLYMER, INC.
                                         PNA CORP.
                                         FNA POLYMER CORP.
                                         FABRENE GROUP, INC.
                                         FABRENE CORP.
                                         FABRENE GROUP, L.L.C.
                                         FIBERTECH GROUP, INC.
                                         TECHNETICS GROUP. INC.
                                         FIBERGOL CORPORATION
                                         CHICOPEE HOLDINGS, INC.
                                         CHICOPEE, INC.,
                                         DOMINION TEXTILE (USA) INC.
                                         POLY-BOND INC.
                                         DOMTEX INDUSTRIES INC.
                                         LORETEX CORPORATION

                                         as Guarantors


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:


                                         WILMINGTON TRUST COMPANY, as Trustee


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                         POLYMER GROUP, INC.


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                         PGI POLYMER, INC.
                                         PNA CORP.
                                         FNA POLYMER CORP.
                                         FABR.ENE GROUP, INC.
                                         FABRENE CORP.
                                         FABRENE GROUP, L.L.C.
                                         FIBERTECH GROUP, INC.
                                         TECHNETICS GROUP. INC.
                                         FIBERGOL CORPORATION
                                         CHICOPEE HOLDINGS, INC.
                                         CHICOPEE, INC.,
                                         DOMINION TEXTILE (USA) INC.
                                         POLY-BOND INC.
                                         DOMTEX INDUSTRIES INC.
                                         LORETEX CORPORATION

                                         as Guarantors

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:


                                         WILMINGTON TRUST COMPANY, as Trustee

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

                               POLYMER GROUP, INC.
                        10% Convertible Subordinated Note
                              due December 31, 2006

                                                          CUSIP No.: [       ]
No. [    ]                                                          $[       ]

          POLYMER GROUP, INC., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to [] or
registered assigns, the principal sum of [    ] Dollars, on December 31, 2006.

          Interest Payment Dates: January 1 and July 1, commencing on July 1, 2003.

          Interest Record Dates: December 15 and June 15.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                         POLYMER GROUP, INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Dated: [    ]

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10% Convertible Subordinated Notes due December 31, 2006 described in the within-mentioned Indenture.

Dated: [     ]
                                         WILMINGTON TRUST COMPANY,
                                            as Trustee

                                         By:
                                             -----------------------------------
                                             Authorized Signatory

                                (REVERSE OF NOTE)

                               POLYMER GROUP, INC.
                        10% Convertible Subordinated Note
                              due December 31, 2006

1.   Interest.

          POLYMER GROUP, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _______, 2003. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing July 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes.

2.   Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.

          Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.   Indenture and Guarantees.

          The Company issued the Notes under an Indenture, dated as of February ___, 2003 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Notes of the Company designated as its 10% Convertible Subordinated Notes due 2006, limited (except as otherwise provided in the Indenture) in aggregate principal amount to $50,000,000, which may be issued under the

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Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. The Notes are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Note, by accepting a Note, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

          Payment on the Notes is guaranteed (each, a "Guarantee"), on a subordinated basis, jointly and severally, by each Restricted Subsidiary of the Company existing on the Issue Date (each, a "Guarantor") pursuant to Article Eleven and Article Twelve of the Indenture. In addition, in certain circumstances subject to certain exceptions, the Indenture requires the Company to cause each Restricted Subsidiary formed, created or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Notes pursuant to Article Eleven and Article Twelve of the Indenture. In certain circumstances, the Guarantees may be released.

5.   Optional Redemption.

          The Notes will be redeemable at the option of the Company, in whole or in part, at any time, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if the Quoted Price exceeds 130% of the Redemption Trigger Price per share for 20 trading days in a period of 30 consecutive trading days. "Redemption Trigger Price" the per share price of the Common Stock determined by dividing $1,000 by the Conversion Rate then in effect.

6.   Notice of Redemption.

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $100 principal amount. Notes and portions of them that the Trustee so selects shall be in amounts of $100 principal amount or integral multiples thereof.

          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.   Limitation on Disposition of Assets.

          The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

8.   Denominations; Transfer; Exchange.

          The Notes are in registered form, without coupons, in denominations of $100 and integral multiples of $100. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any Note being redeemed in part.

9.   Conversion

          Subject to the next two succeeding sentences, a Holder of a Note may convert such Note into Common Stock of the Company at any time before the close of business on December 31, 2006. If the Note is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Note in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Rate is 133.33 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

          To convert a Note a Holder must (1) complete and manually sign the conversion notice on the back of the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) if required, pay all transfer or similar taxes.

          A Holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Note.

          The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock or certain rights to purchase Common Stock for a period expiring within 60 days at less than the Quoted Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Noteholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

          If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

10.  Persons Deemed Owners.

          The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.  Unclaimed Funds.

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.  Legal Defeasance and Covenant Defeasance.

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

13.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

14.  Restrictive Covenants.

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

15.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.

          No director, officer, employee or stockholder, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Notes, the Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

18.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

19.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

20.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

21.  Governing Law.

          The laws of the State of New York shall govern the Indenture, this Note and any Guarantee thereof without regard to principles of conflicts of laws.

                            [FORM OF NOTE GUARANTEE]

                     CONVERTIBLE SUBORDINATED NOTE GUARANTEE

          The Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a junior subordinated basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

          The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

This Note Guarantee is subject to release upon the terms set forth in the Indenture.

                                         PGI POLYMER, INC.
                                         PNA CORP.
                                         FNA POLYMER CORP.
                                         FABR.ENE GROUP, INC.
                                         FABRENE CORP.
                                         FABRENE GROUP, L.L.C.
                                         FIBERTECH GROUP, INC.
                                         TECHNETICS GROUP. INC.
                                         FIBERGOL CORPORATION
                                         CHICOPEE HOLDINGS, INC.
                                         CHICOPEE, INC.,
                                         DOMINION TEXTILE (USA) INC.
                                         POLY-BOND INC.
                                         DOMTEX INDUSTRIES INC.
                                         LORETEX CORPORATION

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                Signed:
      --------------                          ----------------------------------
                                               (Signed exactly as name appears
                                               on the other side of this Note)


Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.05 of the Indenture, check the appropriate box:

Section 4.05 [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 of the Indenture, state the amount: $__________


Dated:                                Signed:
      --------------                         -------------------------------
                                             (Signed exactly as name appears
                                             on the other side of this Security)


Signature Guarantee:
                     -----------------------------------------------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                         FORM OF LEGEND FOR GLOBAL NOTES

          Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

          THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.